Exhibit 23. 1

MORGENSTERN,SVOBODA & BAER, CPA’s,
CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MSBCPAS@gmail.com

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of China 3C Group on Form S-8 of our report dual dated March 4, 2008 and October 31, 2008, appearing in the Annual Report on Form 10-K/A of  China 3C Group for the year ended December 31, 2007.

/s/ Morgenstern, Svoboda & Baer CPA’s P.C.
Certified Public Accountants
New York, New York
May 13, 2009